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                                                                    EXHIBIT 99.3

 Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of the Chief Financial Officer of ResortQuest International, Inc.

With reference to the Annual Report of the ResortQuest Savings & Retirement Plan (the "Plan") on Form 11-K for the period ended December 31, 2002 (the "Report"), I, J. Mitchell Collins, in my capacity as Chief Financial Officer of ResortQuest International, Inc., the Plan Administrator, certify for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to my knowledge,

         (i) the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

         (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.



Dated:



June 30, 2003                          /s/ J. Mitchell Collins
                                       -----------------------------------------
                                       Name: J. Mitchell Collins
                                       Executive Vice President and Chief
                                       Financial Officer

This statement is submitted pursuant to 18 U.S.C. Section 1350. A signed original of this written statement has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.